                                   EXHIBIT 5.0

                    OPINION OF MULDOON, MURPHY & FAUCETTE LLP
            AS TO THE LEGALITY OF THE COMMON STOCK REGISTERED HEREBY

August 24, 1999


Board of Directors
PCB Holding Company
819 Main Street
Tell City, Indiana 47586

      Re:   PCB Holding  Company  1999  Stock  Option Plan for Offer and Sale of
            39,675 Shares of Common Stock and PCB Holding Company 1999 Management and Recognition Plan, Registration Statement on Form S-8 for Offer and Sale of 15,870 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by PCB Holding Company, an Indiana corporation, (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 55,545 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the PCB Holding Company 1999 Stock Option Plan and the PCB Holding Company 1999 Management and Recognition Plan (hereinafter, collectively referred to as the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Peoples Community Bank.

      Based on the foregoing and limited in all respects to Indiana law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

Board of Directors
August 24, 1999
Page 2



      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation to the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                          Very truly yours,

                                          /s/ Muldoon, Murphy & Faucette LLP

                                          MULDOON, MURPHY & FAUCETTE LLP